368 Hushu Nan Road HangZhou, Zhejiang Province China 310014 www.china3Cgroup.com	Investor Relations Contact: Hawk Associates, Inc. Frank Hawkins and Julie Marshall Phone: (305) 451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com

News Release: For Immediate Release

China 3C Signs Letter of Intent to Become Exclusive Supplier for a Leading Chinese Online Electronics Retailer

ZHEJIANG PROVINCE, China - November 28, 2007 -- China 3C Group (OTC Bulletin Board: CHCG), a retailer and distributor of consumer and business products in China, announced today that it signed a binding letter of intent to become the exclusive supplier for www.3C800.com, a leading online Chinese retailer of Business to Consumer electronics products. The website is owned by Hangzhou Xituo, a leader in the online retailing of 3C products (Communications, Consumer Electronics and Computing) in China.

China 3C CEO Zhenggang Wang said, “We are extremely happy to be the exclusive 3C product supplier for 3C800.com. This relationship has the potential to expand our customer base by leveraging our existing retail, logistics and distribution capabilities. The relationship also enhances our reputation in China as a leader in the 3C space.”

Mr. Wang continued, “We have long had an intention of building a strong presence on the internet to complement our nearly 1,000 stores, but have been seeking the right way to do it. By entering into a relationship with an existing online retailer, we have largely eliminated the risks of building our own website, and therefore the potential risk to our capital. Management has concluded that this approach is the most effective way for China 3C to have an online presence.”

About Hangzhou Xituo
Hangzhou Xituo Network Technology Ltd. is an E-commerce company specializing in user-friendly online sales of 3C products through its business-to-consumer website, http://www.3C800.com. Hangzhou Xituo’s goal is to become China’s largest online shopping platform for 3C products. The company is developing a new platform “3C paradise” (http://www.3C800.net), using 3-D technology, which allows shoppers to experience the feeling of visiting a retail store and promotes the newest 3C shopping lifestyle to expand its consumer base.

About China 3C Group
China 3C is a leading wholesale distributor and retailer of 3C merchandise: computers, communication products and consumer electronics. The company specializes in wholesale distribution and retail sales of 3C products in Eastern China, focusing on products that make life more comfortable, convenient and connected. The company's goal is to become the number one retailer of 3C products in China. For more information, visit http://www.china3cgroup.com.

A profile for investors can be accessed at http://www.hawkassociates.com/chcgprofile.aspx. For investor relations information regarding China 3C, contact Frank Hawkins or Ken AuYeung, Hawk Associates, at 305-451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive free e-mail notification of future releases for China 3C, sign up at http://www.hawkassociates.com/email.aspx.

Forward-looking Statements:
Certain of the statements set forth in this press release constitute "Forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We have included and from time to time may make in our public filings, press releases or other public statements, certain forward-looking statements, including, without limitation, those under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7. In some cases these statements are identifiable through the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or words or expressions of similar meaning. You are cautioned not to place undue reliance on these forward- looking statements. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. There can be no assurance that such forward-looking statements will prove to be accurate and China 3C Group undertakes no obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.